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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT


         This will confirm the agreement by and among all of the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of General Maritime Corporation is being filed on behalf of each of the parties named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:    June 15, 2001


/s/ Charles Davidson
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Charles Davidson


/s/ Joseph Jacobs
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Joseph Jacobs

WEXFORD CAPITAL LLC


By: /s/ Jay Maymudes
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Name:  Jay Maymudes
Title: Principal and Chief Financial Officer

GENMAR ALEXANDRA, LLC


By: /s/ Frederick Simon
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Name:  Frederick Simon
Title: Vice-President

GENMAR II, LLC


By: /s/ Frederick Simon
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Name:  Frederick Simon
Title: Vice-President

EQUILI COMPANY L.P., BY WEXFORD TANKERS KENTUCKY LLC, ITS
GENERAL PARTNER


By: /s/ Frederick Simon
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Name:  Frederick Simon
Title: Attorney-in-Fact



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EQUILI COMPANY, LLC


By: /s/ Frederick Simon
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Name:  Frederick Simon
Title: Vice-President

EQUILI COMPANY II L.P., BY WEXFORD TANKERS WEST VIRGINIA LLC, ITS
GENERAL PARTNER


By: /s/ Frederick Simon
--------------------------------------------
Name:  Frederick Simon
Title: Attorney-in-Fact

EQUILI COMPANY II, LLC


By: /s/ Frederick Simon
--------------------------------------------
Name:  Frederick Simon
Title: Vice-President